UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 17, 2009

PATIENT SAFETY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09727	13-3419202
(Commission File Number)	(IRS Employer Identification No.)

43460 Ridge Park Drive, Suite 140
Temecula, California	92590
(Address of Principal Executive Offices)	(Zip Code)

(951) 587-6201

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Patient Safety Technologies, Inc. (the “Company”) today announced that it is initiating a private placement of its common stock to accredited investors who are holders of its common stock warrants.  Shares will be offered in exchange for the surrender of such common stock warrants.  Such holders may elect to make a cash investment, in addition to surrendering their warrants for exchange..  The shares will be offered at a price equivalent to the current market value of the Company’s common stock.  Warrants tendered for conversion will be valued at a price based on the estimated value of these warrants. The Company has reserved 7 million shares of its common stock for issuance in the private placement.  The private placement is expected to be completed in July 2009, subject to customary closing conditions.

The shares being offered in this private placement have not been registered under the federal Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.
(Registrant)

By: /s/ Mary Lay
Name: Mary Lay
Date: June 19, 2009	Title: Interim Chief Financial Officer